Exhibit 99.1

EyePoint Reports Fourth Quarter and Full-Year 2024 Financial Results and Highlights Recent Corporate Developments

– Enrollment exceeding expectations in DURAVYU™ Phase 3 wet AMD clinical trials with LUGANO over 50% enrolled and LUCIA recruiting ahead of schedule -

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Positive Phase 2 VERONA clinical trial of DURAVYU for DME met primary and secondary endpoints –

– $371 million of cash and investments on December 31, 2024, providing cash runway into 2027 beyond topline DURAVYU Phase 3 wet AMD data expected in 2026 –

WATERTOWN, Mass., March 5, 2025 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced financial results for the fourth quarter and full-year ended December 31, 2024, and highlighted recent corporate developments.

“We are off to a strong start in 2025, as we advance our best-in-class sustained delivery therapy DURAVYU across clinical programs in the two largest retinal disease markets, wet age-related macular degeneration (AMD) and diabetic macular edema (DME),” said Jay Duker, M.D., President and Chief Executive Officer of EyePoint. “Notably, enrollment in both the LUGANO and LUCIA Phase 3 clinical trials in wet AMD continues to exceed our expectations with LUGANO well over 50% enrolled. We remain on track for enrollment completion for both trials in the second half of 2025, with topline data anticipated in 2026. Additionally, we recently reported excellent 24-week results from our VERONA trial for DURAVYU in DME, meeting the primary endpoint and demonstrating early and sustained improvement in BCVA and CST in an active disease population. These results give us confidence in DURAVYU’s potential as a blockbuster drug poised to potentially redefine the treatment paradigm in two prevalent diseases. With a world-class leadership team, a clear and well-established regulatory path in wet AMD, and a strong balance sheet, we are well positioned as the leader in sustained ocular drug delivery.”

R&D Highlights and Updates

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Global Phase 3 LUGANO and LUCIA pivotal trials of DURAVYU in wet AMD well underway with both trials exceeding expectations. The LUGANO trial is over 50% enrolled, significantly exceeding observed historical enrollment rates of both comparable and competitive wet AMD trials. We remain on-track to complete enrollment of both trials in the second half of 2025 with topline data anticipated in 2026. The non-inferiority trials include six-month re-dosing and follow a clear and recognized pathway for potential global regulatory and commercial success.
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In March 2025, we presented positive 24-week supplement-free patient subgroup analyses from the Phase 2 VERONA clinical trial in DME demonstrating that DURAVYU 2.7mg significantly improved vision and fluid versus baseline compared to the aflibercept control group, including:
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BCVA improvement of +10.3 letters versus +3.0 letters for aflibercept control
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CST improvement of 117.4 microns versus 43.7 microns for aflibercept control
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43% had an absence of DME compared to zero for the aflibercept control arm.

These results confirm that the positive data from the Phase 2 VERONA trial were driven by DURAVYU.

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In February 2025, we announced positive topline 24-week data for the Phase 2 VERONA clinical trial of DURAVYU for DME meeting primary and secondary endpoints. Visual and anatomical gains were observed as early as Week 4 compared to aflibercept control, demonstrating the immediate bioavailability of DURAVYU and its differentiated profile as a sustained-release TKI. The DURAVYU treatment arms demonstrated a continued favorable safety and tolerability profile.
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Presented datasets at key medical conferences that highlight the meaningful efficacy, strong durability and continued safety of DURAVYU. Presentations included:
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Phase 2 DAVIO 2 12-month clinical trial results for DURAVYU in wet AMD at the Hawaiian Eye & Retina annual meeting in January.
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DAVIO 2 end-of-trial results and 16-week interim results from the VERONA trial in DME at Angiogenesis, Exudation, and Degeneration 2025 in February.
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An assessment showcasing the meaningful reduction in treatment burden in wet AMD patients treated with DURAVYU versus aflibercept at the Macula Society Annual Meeting in February.
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Accepted to present at the upcoming 2025 Association for Research in Vision and Ophthalmology (ARVO) Annual Meeting in May, showcasing EyePoint’s robust dataset across multiple indications with continued best-in-class safety and efficacy, as well as the program’s de-risked study designs that reflect real-world patient populations.

Recent Corporate Highlights

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Announced the appointment of renowned retina specialist and industry leader Reginald J. Sanders M.D., FASRS to the Company’s Board of Directors in January.

Review of Results for the Fourth Quarter Ended December 31, 2024

For the fourth quarter ended December 31, 2024, total net revenue was $11.6 million compared to $14.0 million for the quarter ended December 31, 2023. Net product revenue for the fourth quarter was $0.8 million, compared to net product revenue for the corresponding period in 2023 of $0.7 million.

Net revenue from license and royalties for the fourth quarter ended December 31, 2024, totaled $10.8 million compared to $13.3 million in the corresponding period in 2023. The decrease was primarily driven by lower recognition of deferred revenue from the license of YUTIQ product rights.

Operating expenses for the fourth quarter ended December 31, 2024, totaled $56.8 million versus $30.4 million in the prior year period. This increase was primarily driven by the two ongoing Phase 3 trials for DURAVYU.

Net non-operating income totaled $3.9 million and net loss was $41.4 million, or ($0.64) per share, compared to a net loss of $14.1 million, or ($0.33) per share, for the prior year period.

Review of Results for the Full Year Ended December 31, 2024

For the full year ended December 31, 2024, total net revenue was $43.3 million compared to $46.0 million for the year ended December 31, 2023. Net product revenue for the full year ended December 31,

2024, was $3.2 million, compared to $14.2 million for the full year ended December 31, 2023. The decrease in net product revenue was driven by license of YUTIQ product rights sold in May 2023 completing EyePoint’s exit from its commercial business.

Net revenue from license and royalties for the full year ended December 31, 2024, totaled $40.1 million compared to $31.8 million in the corresponding period in 2023. The increase was primarily driven by higher recognition of deferred revenue from the license of YUTIQ product rights in 2023.

Operating expenses for the full year ended December 31, 2024, totaled $189.1 million versus $121.1 million in 2023. This increase was attributable primarily to (i) $26.6 million in increased clinical trial costs, related to the Phase 3 clinical trials of DURAVYU, (ii) $28.0 million of increased personnel related costs across the organization, including a $24.7 million increase of non-cash stock-based compensation, (iii) $16.7 million in DURAVYU non-clinical and license expense. These increases were offset by $3.3 million decrease primarily driven by a reduction in other sales and marketing expenses due to discontinuation of YUTIQ commercialization activities.

Net non-operating income totaled $15.1 million and net loss was $130.9 million, or ($2.32) per share, compared to a net loss of $70.8 million, or ($1.82) per share, for the prior year period.

Cash, cash equivalents, and investments in marketable securities on December 31, 2024, totaled $371 million compared to $331 million as of December 31, 2023.

Financial Outlook
We expect the cash, cash equivalents, and investments on December 31, 2024, will enable us to fund operations into 2027 beyond topline Phase 3 data for DURAVYU in wet AMD expected in 2026. Accordingly, we currently have no plans to access the equity capital markets in 2025.

Conference Call Information

EyePoint will host a conference call today at 8:30 a.m. ET to discuss the results for the fourth quarter and full-year ended December 31, 2024 and recent corporate developments. To access the live conference call, please register at https://register.vevent.com/register/BI804e9c71d61543cab2c16376caae4936. A live audio webcast of the event can be accessed via the Investors section of the Company website at www.eyepointpharma.com. A webcast replay will also be available on the corporate website at the conclusion of the call.

About EyePoint

EyePoint (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious retinal diseases. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery. The Company’s lead product candidate, DURAVYU™ is an investigational sustained delivery treatment for VEGF-mediated retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor with bioerodible Durasert E™. Supported by robust safety and efficacy data to date, DURAVYU is presently in Phase 3 global, pivotal clinical trials for wet age-related macular degeneration (wet AMD), the leading cause of vision loss among people 50 years of age and older in the United States and recently completed a Phase 2 clinical trial in diabetic macular edema (DME). Based on positive Phase 2 results from the VERONA clinical trial in DME, EyePoint anticipates meeting with U.S. and ex-U.S. regulatory agencies in the second quarter of 2025 to confirm plans for a pivotal program.

Pipeline programs include EYP-2301, a TIE-2 agonist, razuprotafib, formulated in Durasert E™ to potentially improve outcomes in serious retinal diseases. The proven Durasert® drug delivery technology has been safely administered to thousands of patient eyes across four U.S. FDA approved products in multiple disease indications. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations regarding the timing and clinical development and potential of DURAVYU in DME and wet AMD, including our expectations regarding the VERONA trial following our announcement of full topline data and the progress of our ongoing LUGANO and LUCIA trials; our beliefs and expectations that the full topline results from the VERONA trial support DURAVYU’s potential to advance to non-inferiority pivotal trials; the potential for DURAVYU 2.7mg to extend treatment intervals while improving vision without sacrificing anatomy; the potential for DURAVYU to provide an immediate benefit over aflibercept control in both BCVA and CST; our optimism that that DURAVYU has the potential to shift the treatment paradigm in DME and improve patient outcomes; our expectations regarding clinical development of our other product candidates, including EYP-2301; our business strategies and objectives; and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, these risks and uncertainties include the timing, progress and results of the company’s clinical development activities; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the company’s product candidates; changes in the regulatory environment; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates; the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development programs; uncertainties regarding the timing and results of the August 2022 subpoena from the U.S. Attorney’s Office for the District of Massachusetts; uncertainties regarding the FDA warning letter pertaining to the company’s Watertown,

MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

Christina Tartaglia
Precision AQ

Direct: 212-698-8700
christina.tartaglia@precisionaq.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$99,704	$281,263
Marketable securities	271,209	49,787
Accounts and other receivables, net	607	805
Prepaid expenses and other current assets	9,481	9,039
Inventory	2,305	3,906
Total current assets	383,306	344,800
Operating lease right-of-use assets	21,000	4,983
Other assets	14,159	5,401
Total assets	$418,465	$355,184
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$29,824	$24,025
Deferred revenue	17,784	38,592
Other current liabilities	1,440	646
Total current liabilities	49,048	63,263
Deferred revenue - noncurrent	10,853	20,692
Operating lease liabilities - noncurrent	21,858	4,906
Other noncurrent liabilities	205	-
Total liabilities	81,964	88,861
Stockholders' equity:
Capital	1,208,489	1,007,605
Accumulated deficit	(873,016)	(742,146)
Accumulated other comprehensive income	1,028	864
Total stockholders' equity	336,501	266,323
Total liabilities and stockholders' equity	$418,465	$355,184

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Product sales, net	$774	$749	$3,164	$14,232
License and collaboration agreements	10,590	13,029	$38,496	30,797
Royalty income	224	250	$1,613	989
Total revenues	11,588	14,028	43,273	46,018
Operating expenses:
Cost of sales	816	998	3,712	4,632
Research and development	43,372	17,951	132,926	64,662
Sales and marketing	51	185	131	11,689
General and administrative	12,588	11,248	52,358	40,102
Total operating expenses	56,827	30,382	189,127	121,085
Loss from operations	(45,239)	(16,354)	(145,854)	(75,067)
Other income (expense):
Interest and other income, net	3,944	2,338	15,088	6,949
Interest expense	(14)	-	(14)	(1,247)
Loss on extinguishment of debt	-	-	-	(1,347)
Total other income, net	3,930	2,338	15,074	4,355
Net loss before provision for income taxes	$(41,309)	$(14,016)	$(130,780)	$(70,712)
Provision for income taxes	$(90)	$(83)	$(90)	$(83)
Net loss	$(41,399)	$(14,099)	$(130,870)	$(70,795)

Net loss per common share - basic and diluted	$(0.64)	$(0.33)	$(2.32)	$(1.82)
Weighted average common shares outstanding - basic and diluted	64,556	42,168	56,298	38,904